Exhibit 21.1
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                       HEALTHCARE INTEGRATED SERVICES, INC
                          Year Ended December 31, 1999

                                                                                Names under which
        Name of Subsidiary                     State of Incorporation           do business

1.      HealthCare Imaging Services
               of Wayne, Inc.                  New Jersey                       N/A

2.      HealthCare Imaging Services
               of Rittenhouse Square, Inc.     Pennsylvania                     N/A

3.      HealthCare Imaging Services
               of Catonsville, Inc.            Maryland                         N/A

4.      HIS PPM Co.                            Delaware                         N/A

5.      HIS Imaging LLC                        Delaware                         Monroe Diagnostic
                                                                                Imaging, Mainland
                                                                                Diagnostic Imaging,
                                                                                Echelon Diagnostic
                                                                                Imaging, Bloomfield
                                                                                Diagnostic Imaging

6.      HIS Clinical Research Co., LLC         Delaware                         N/A

7.      Clinicure.com, LLC                     Delaware                         N/A

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